Exhibit 11

                           GreenMan Technologies, Inc.

                     Statement Regarding Net Loss per Share

                               September 30, 1998

                                             Year Ended May 31,      Four Months Ended September 30,
                                             1997           1998           1997          1998
                                         ------------   ------------   ------------   -----------
                                                                        (unaudited)
Net loss .............................   $ (7,006,479)  $ (6,324,986)  $ (1,429,015)  $(2,326,086)
                                         ============   ============   ============   ===========

Net loss per share - basic (Note 1) ..   $      (6.24)  $      (2.44)  $      (0.90)  $     (0.37)
                                         ============   ============   ============   ===========

Weighted average shares outstanding ..      1,122,788      2,596,776      1,579,548     6,247,793
                                         ============   ============   ============   ===========